Exhibit 5.1

Carey Olsen Jersey LLP 47 Esplanade St Helier Jersey JE1 0BD Channel Islands T +44 (0)1534 888900 F +44 (0)1534 887755 E jerseyco@careyolsen.com

Our ref Your ref	GEC/KAT/ZS/1079448/0002/J25395861v2

Gambling.com Group Limited 22 Grenville Street St Helier Jersey JE4 8PX		August 14, 2025
Dear Sirs
Gambling.com Group Limited (the "Company") - Registration of Securities under the US Securities Act of 1933, as amended (the "Securities Act")
1.    Background
1.1    We have acted as the Company's Jersey legal advisers in connection with the registration of a registration statement on Form F-3 dated August 14, 2025 (the "Registration Statement") pursuant to which the Company may, subject to complying with all applicable laws, from time to time issue or be able to issue, among other things: (1) ordinary shares of no par value (the "Ordinary Shares"); (2) preferred shares (the "Preferred Shares" and, together with the Ordinary Shares, the "Shares" with such rights and obligations as set out and as described more fully in the Registration Statement); (3) debt securities (the "Debt Securities" and as described more fully in the Registration Statement); (4) subscription rights to purchase Ordinary Shares, Preferred Shares or Debt Securities (the "Subscription Rights", as described more fully in the Registration Statement) (5) warrants to purchase Ordinary Shares, Preferred Shares or Debt Securities (the "Warrants", as described more fully in the Registration Statement); and (6) it also being understood that any of the foregoing securities may be issued in units with any one or more of the other securities (the "Units", as described more fully in the Registration Statement), and, together with the Ordinary Shares, the Preferred Shares, the Debt Securities, the Subscription Rights and the Warrants, the "Securities"), and pursuant to which certain selling shareholders may sell Ordinary Shares.
1.2    Each offer of Securities and the sale of Ordinary Shares by certain selling shareholders will be the subject of a prospectus supplement which, taken together with the base prospectus set out in the Registration Statement, will form a prospectus (a "Prospectus").
1.3    The Company has asked us to provide this Opinion in connection with the registration of the Securities under the Securities Act.

Carey Olsen Jersey LLP is registered as a limited liability partnership in Jersey with registered number 80.

BERMUDA BRITISH VIRGIN ISLANDS CAYMAN ISLANDS GUERNSEY JERSEY CAPE TOWN HONG KONG LONDON SINGAPORE	careyolsen.com

Gambling.com Group Limited
August 14, 2025

1.4    In this opinion,
1.4.1    "non-assessable" means, in relation to a Share, that the price for which the Company agreed to issue that Share has been paid in full to the Company, so that no further sum is payable to the Company by any holder of that Share in respect of the price of that Share; and
1.4.2    in paragraph 4 of this Opinion, "issued" means that the Shares have been issued in accordance with the Companies (Jersey) Law 1991, as amended and the Company's constitutional documents.
2.    Documents Examined
2.1    We have examined all such documents as we have considered necessary or advisable for the purpose of giving this Opinion, including the following:-
2.1.1    the Registration Statement;
2.1.2    resolutions passed by way of written resolution of the board of directors of the Company on August 13, 2025;
2.1.3    the Company's certificate of continuance of a limited company and its memorandum and articles of association as in force as at the date hereof; and
2.1.4    a consent to issue shares dated 27 May 2021 issued to the Company by the Jersey Financial Services Commission under the Control of Borrowing (Jersey) Order 1958.
2.2    For the purposes of this opinion, we have, with the Company's consent, relied upon certificates and other assurances of directors and other officers of the Company as to matters of fact, without having independently verified such factual matters.
3.    Assumptions
3.1    For the purposes of giving this opinion we have assumed:-
3.1.1    the authenticity, accuracy, completeness and conformity to original documents of all copy documents and certificates of officers of the Company examined by us;
3.1.2    that the signatures on all documents examined by us are the genuine signatures of persons authorised to execute or certify such documents;
3.1.3    the accuracy and completeness in every respect of all certificates and other assurances of directors or other officers of the Company given to us for the purposes of giving this opinion and that (where relevant) such certificates would be accurate if they had been given as of the date hereof;

Gambling.com Group Limited
August 14, 2025

3.1.4    that the Company will not issue any Shares in excess of the authorised share capital of the Company; and
3.1.5    that there is no provision of the law or regulation of any jurisdiction other than Jersey which would have any adverse implication in relation to the opinion expressed hereunder.
4.    Opinion
As a matter of Jersey law, and on the basis of and subject to the above and the qualification below, we are of the opinion that, once (i) the offer and issue of any Shares has been duly authorised; (ii) the Company has received in full the initial issue price payable for the Shares; (iii) the relevant subscriber or its nominee has been entered into the Company's register of members as the holder of the relevant Shares; and (iv) all necessary consents have been obtained from the Jersey Financial Services Commission in respect of any Prospectus, the Shares will be validly issued, fully paid and non-assessable.
5.    Qualification
This Opinion is subject to any matter of fact not disclosed to us.
6.    Governing Law, Limitations, Benefit and Disclosure
6.1    This Opinion shall be governed by and construed in accordance with the laws of Jersey and is limited to the matters expressly stated herein.
6.2    This Opinion is limited to matters of Jersey law and practice as at the date hereof and we have made no investigation and express no opinion with respect to the law or practice of any other jurisdiction.
6.3    We assume no obligation to advise you (or any other person who may rely on this Opinion in accordance with this paragraph), or undertake any investigations, as to any legal developments or factual matters arising after the date of this Opinion that might affect the opinions expressed herein.
6.4    We consent to the filing of a copy of this opinion as Exhibits 5.1 and 23.3 to the Registration Statement and to reference to us being made in the paragraph of the base prospectus forming part of the Registration Statement headed "Legal Matters". In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated by the US Securities and Exchange Commission under the Securities Act.
Yours faithfully
/s/ Carey Olsen Jersey LLP
Carey Olsen Jersey LLP